As filed with the Securities and Exchange Commission on June 28, 2005

Registration No. 333-121121

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

North Penn Bancorp, Inc.

(Name of small business issuer in its charter)

Pennsylvania	6035	20-1882440
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

216 Adams Avenue, Scranton, Pennsylvania 18503-1692 (570) 344-6113

(Address and telephone number of principal executive offices)

(Address of principal place of business or intended principal place of business)

Frederick L. Hickman

President and Chief Executive Officer

North Penn Bancorp, Inc.

216 Adams Avenue

Scranton, Pennsylvania 18503-1692

(570) 344-6113

(Name, address and telephone number of agent for service)

Copies to:

Issuer’s Counsel:

Corey D. O’Brien, Esq.

Jeffrey P. Waldron, Esq.

Stevens & Lee, P.C.

425 Spruce Street, Suite 300

Scranton, PA 18503

(570) 343-1827

Underwriter’s Counsel:

James C. Stewart, Esq.

Malizia Spidi & Fisch PC

1100 New York Avenue, NW

Washington, DC 20005

(202) 434-4660

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

DEREGISTRATION OF COMMON STOCK

The Registrant hereby deregisters 802,447 shares of common stock, par value $0.10 per share (“Common Stock”), previously registered. The Registrant previously registered 2,246,002 shares of Common Stock of which 636,863 shares were sold in the Registrant’s recently completed offering of Common Stock, 28,277 shares were contributed to the North Penn Charitable Foundation and 778,415 shares were issued to North Penn Mutual Holding Company as part of North Penn Bank’s mutual holding company reorganization.

SIGNATURE

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Post-Effective Amendment No. 1 on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Scranton, Commonwealth of Pennsylvania on June 28, 2005.

NORTH PENN BANCORP, INC.

By:	/s/ Frederick L. Hickman
Frederick L. Hickman
President and Chief Executive Officer